EXHIBIT 10.1
VOTING AGREEMENT
THIS VOTING AGREEMENT is entered into this 5th day of January, 2015, by and among FIRST MERCHANTS CORPORATION (“First Merchants”) and the undersigned shareholders of C FINANCIAL CORPORATION (collectively, the “Shareholders”).
W I T N E S S E T H:
In consideration of the execution by First Merchants of the Agreement and Plan of Reorganization and Merger between First Merchants and C Financial Corporation (“C Financial”) of even date herewith (the “Merger Agreement”), the undersigned Shareholders of C Financial hereby agree that each of them shall cause all C Financial common shares owned by him/her/it of record and beneficially, including, without limitation, all shares owned by him/her/it individually, all shares owned jointly by him/her and his/her spouse, all shares owned by any minor children (or any trust for their benefit), all shares owned by any business of which any of the Shareholders who are directors are the principal shareholders (but in each such case only to the extent the Shareholder has the right to vote or direct the voting of such shares), and specifically including all shares shown as owned directly or beneficially by each of them on Exhibit A attached hereto or acquired subsequently hereto (collectively, the “Shares”), to be voted in favor of the merger of C Financial with and into First Merchants in accordance with and pursuant to the terms of the Merger Agreement at the annual or special meeting of shareholders of C Financial called for that purpose. Notwithstanding any other provision of this Agreement to the contrary, each Shareholder shall be permitted to vote such Shares in favor of another Superior Acquisition Proposal (as such term is defined in the Merger Agreement) that is submitted for approval by the shareholders of C Financial if both of the following shall have occurred: (a) C Financial’s Board of Directors has approved such Superior Acquisition Proposal and recommended such Superior Acquisition Proposal to C Financial’s shareholders in accordance with Section 7.5 of the Merger Agreement and (b) the Merger Agreement has been terminated in accordance with Section 10.1(d) of the Merger Agreement.
Except as otherwise required by order of a court of competent jurisdiction, each of the Shareholders further agrees and covenants that he/she/it shall not sell, assign, transfer, dispose or otherwise convey, nor shall he/she cause, permit, authorize or approve the sale, assignment, transfer, disposition or other conveyance of, any of the Shares or any interest in the Shares to any other person, trust or entity (other than C Financial) prior to the annual or special meeting of shareholders of C Financial called for the purpose of voting on the Merger Agreement without the prior written consent of First Merchants, such consent not to be unreasonably withheld (it being understood that First Merchants may decline to consent to any such transfer if the person acquiring such Shares does not agree to take such Shares subject to the terms of this Agreement).
This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflict of laws provisions thereof. The obligations of each of the Shareholders under the terms of this Voting Agreement shall terminate contemporaneously with the termination of the Merger Agreement.

Notwithstanding any other provision hereof, nothing in this Agreement shall be construed to prohibit a Shareholder, or any officer or affiliate of a Shareholder who is or has been designated a member of C Financial’s Board of Directors, from taking any action solely in his or her capacity as a member of C Financial’s Board of Directors or from exercising his or her fiduciary duties as a member of C Financial’s Board of Directors to the extent specifically permitted by the Merger Agreement.
This Agreement may be executed in multiple counterparts, each of which (including any facsimile thereof) shall be deemed an original but all of which shall constitute one and the same instrument. The Shareholders executing this Agreement acknowledge and agree among themselves that this Agreement is binding upon them, and enforceable against them in accordance with its terms, notwithstanding that this Agreement may not have been executed by or on behalf of all of the shareholders of C Financial Corporation.
[Signatures appear on following page]

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IN WITNESS WHEREOF, First Merchants and each of the undersigned Shareholders of C Financial have made and executed this Voting Agreement as of the day and year first above written, and First Merchants has caused this Voting Agreement to be executed by its duly authorized officer.

FIRST MERCHANTS CORPORATION

By: /s/ Michael C. Rechin
Michael C. Rechin,
President and Chief Executive Officer

SHAREHOLDERS

/s/ William A. Cooper	/s/ William A. Cooper, Jr.
William A. Cooper	William A. Cooper, Jr.

/s/ Ted Bigos	/s/ Dan A. Apple
Ted Bigos	Dan A. Apple

/s/ Donald E. Foster	/s/ Walter B. Kropp
Donald E. Foster	Walter B. Kropp

/s/ Earl D. Stratton	/s/ Barry N. Winslow
Earl D. Stratton	Barry N. Winslow

/s/ Ralph L. Strangis	/s/ Kenneth J. Ehli
Ralph L. Strangis	Kenneth J. Ehli

/s/ Paul J. Otte	/s/ Dawn Taylor
Paul J. Otte	Dawn Taylor, Custodian for Madison Bigos, UTMA MN

/s/ Gary W. Nystedt	/s/ Dawn Taylor
Gary W. Nystedt	Dawn Taylor, Custodian for Berek Bigos, UTMA MN

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/s/ Jill J. Nystedt	/s/ Dawn Taylor
Jill J. Nystedt	Dawn Taylor, Custodian for Alexaraye Bigos, UTMA MN

/s/ Gary W. Nystedt	/s/ John P. Welsh
Gary W. Nystedt, CUST/FBO Janon Marie Nystedt, UTMA MN	John P. Welsh

/s/ Gary W. Nystedt	/s/ Laura Williams
Gary W. Nystedt, CUST/FBO Brett W. Nystedt, UTMA MN	Laura Williams

/s/ Gary W. Nystedt	/s/ Douglas E. Heltne
Gary W. Nystedt, CUST/FBO Chase Nystedt, UTMA MN	Douglas E. Heltne

/s/ Michelle S. Pulles	/s/ Samuel L. Kaplan
Michelle S. Pulles	Samuel L. Kaplan

/s/ Joseph P. Clifford
Joseph P. Clifford

Revocable Trust of Gerald A. Schwalbach
U/A Dated December 23,1998

By /s/ Gerald A. Schwalbach
Gerald A. Schwalbach, Trustee

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EXHIBIT A
LISTING OF SHARES

Name	Shares owned directly or indirectly

William A. Cooper	904,370 (42.03%)
William A. Cooper, Jr.	257,350 (11.96%)
Ted Bigos	98,004 (4.55%)
Dawn Taylor, Custodian for Madison Bigos, UTMA MN	36,178 (1.68%)
Dawn Taylor, Custodian for Alexaraye Bigos, UTMA MN	36,172 (1.68%)
Dawn Taylor, Custodian for Berek Bigos, UTMA MN	30,777 (1.43%)
Dan A. Apple	61,000 (2.84%)
Donald E. Foster	20,648 (0.96%)
Walter B. Kropp	6,960 (0.32%)
Earl D. Stratton	28,660 (1.33%)
Scott N. Whitlock	20,565 (0.96%)
Ralph L. Strangis	50,002 (2.32%)
Barry N. Winslow	1,407 (0.07%)
Barry N. Winslow and Sandra Winslow, JTWROS	13,233 (0.61%)
Paul J. Otte	20,325 (0.95%)
Kenneth J. Ehli	5,400 (0.25%)
Gary W. Nystedt	400 (0.02%)
Jill J. Nystedt	74,618 (3.47%)
Gary W. Nystedt, CUST/FBO Janon Marie Nystedt, UTMA MN	5,000 (0.23%)
Gary W. Nystedt, CUST/FBO Brett W. Nystedt UTMA-MN	5,000 (0.23%)
Gary W. Nystedt, CUST/FBO Chase Nystedt, UTMA-MN	5,000 (0.23%)
Katherine L. Welsh and John P. Welsh, Joint Tenants	5,376 (0.25%)
Laura Williams	2,000 (0.09%)
Revocable Trust on Gerald A. Schwalbach	98,945 (4.60%)
Rodney P. Burwell	83,932 (3.90%)
Eugene C. Sit Qualified Marital Trust	56,260 (2.61%)
The Eugene C. Sit Irrevocable Trust FBO Robert W. Sit	3,820 (0.18%)
The Eugene C. Sit Irrevocable Trust FBO Ronald D. Sit	3,820 (0.18%)
The Eugene C. Sit Irrevocable Trust FBO Roger J. Sit	3,820 (0.18%)
The Eugene C. Sit Irrevocable Trust FBO Debra A. Sit	3,820 (0.18%)
Richard A. Sit 2002 Trust	3,820 (0.18%)
The Eugene C. Sit Irrevocable Trust FBO Raymond E. Sit	3,820 (0.18%)
Douglas E. Heltne	79,180 (3.68%)
Michelle S. Pulles	40,000 (1.86%)
Samuel L. Kaplan	35,162 (1.63%)
Robert F. Sheldon Trust	18,893 (0.88%)
Joseph P. Clifford	14,065 (0.65%)
Luella Gross Goldberg Revocable Trust	14,065 (0.65%)